UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 21, 2011

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, the board of directors of Game Trading Technologies, Inc. (the “Company”) appointed Marc Weinsweig as Chief Restructuring Officer of the Company.  There is no understanding or arrangement between Mr. Weinsweig and any other person pursuant to which Mr. Weinsweig was selected as an executive officer of the Company.  Mr. Weinsweig does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Since 2010, Mr. Weinsweig has served as CEO of WeinsweigAdvisors LLC, an advisory firm focused on preserving and enhancing enterprise value. From 2002 to 2010, Mr. Weinsweig served as a turnaround consultant at FTI Consulting, a global business advisory firm.  He previously worked at PricewaterhouseCoopers from 1994 through 2002. Mr. Weinsweig earned his M.B.A. from Carnegie Mellon University in 1993, where he was the recipient of the Graduate Business Foundation National Leadership, Peer Leadership and Faculty and Staff Recognition Awards. He earned his B.S. from Pennsylvania State University in 1989. Mr. Weinsweig is a certified public accountant and certified turnaround professional.

WeinsweigAdvisors LLC Consulting Agreement

On November 21, 2011, the Company entered into an Agreement (the “Agreement”) with WeinsweigAdvisors LLC (the “Firm”), a company controlled by Mr. Weinsweig. Under the terms of the Agreement, the Firm shall perform such services, within the Firm’s area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time. During the term of the Agreement, Mr. Weinsweig shall serve as Chief Restructuring Officer of the Company. The Agreement has an initial term through January 16, 2012. Pursuant to the Agreement, the Company shall pay the Firm $150,000 through January 16, 2012 in three equal installments on December 2, 2011, December 16, 2011 and December 30, 2011.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Consulting Agreement, dated November 21, 2011 by and between WeinsweigAdvisors LLC and Game Trading Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: November 23, 2011	By:	/s/ Rodney Hillman
Rodney Hillman
Chief Operating Officer

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